Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: July 6, 2009

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Joins Russell 2000 Index

Lancaster, PA. Eastern Insurance Holdings, Inc. (Nasdaq: EIHI) (“EIHI”) today announced that it has been added onto the small-cap Russell 2000® Index following the reconstitution by Russell Investments of its comprehensive set of U.S. and global equity indexes on June 26, 2009.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

“Inclusion in the small-cap Russell 2000® Index occurred just days after our three-year anniversary of becoming a publicly-held company,” said Bruce Eckert, Chief Executive Officer of EIHI. “In a difficult economic environment, it’s especially gratifying to be one of the new stocks in the class of 2009.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4 trillion in assets currently are benchmarked to them. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

About Eastern Insurance Holdings, Inc.

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, a third-party claims administration company and a specialty reinsurance company. EIHI has regional offices in Lancaster, Pennsylvania, Charlotte, North Carolina, and Indianapolis, Indiana. EIHI’s Web address is www.easterninsuranceholdings.com.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer, 717.735.1660, kshook@eains.com